EXHIBIT 99.1

NEWS RELEASE

For more information contact:

Michael J. Kraupp

VP Finance and Treasurer

St. George, UT 84790

Telephone: (435) 634-3203

Fax: (435) 634-3205

FOR IMMEDIATE RELEASE: November 8, 2007

SkyWest, Inc. Announces Additional Stock Repurchase Program

St. George, Utah—SkyWest, Inc. (NASDAQ:SKYW) today announced that it has been authorized by its Board of Directors to repurchase up to an additional 5 million shares of SkyWest, Inc. outstanding common stock. The Company is authorized to repurchase in the open market or in privately negotiated transactions as deemed appropriate by management.  Depending on market conditions and other factors, these purchases may be commenced or suspended from time to time without prior notice.

“We believe that our existing stock repurchase program has been a good use of financial resources and we further believe that the additional share repurchase program, as authorized by our board of directors this week, will continue the advancement of certain corporate objectives,” said Bradford R. Rich, Executive Vice President and CFO.   He continued, “We continue to believe it will be in the best interest of both the company and our shareholders.”

SkyWest Airlines, based in St. George, Utah, and Atlantic Southeast Airlines, Inc. (“ASA”), based in Atlanta, Georgia are wholly owned subsidiaries of SkyWest.  SkyWest Airlines operates as United Express, Delta Connection and Midwest Connect carriers under contractual agreements with United Airlines, Delta Air Lines and Midwest Airlines.  ASA operates as a Delta Connection carrier under a contractual agreement with Delta Air Lines.  System-wide, SkyWest serves a total of approximately 236 cities in the United States, Canada, Mexico and the Caribbean, with approximately 2,664 daily departures.

This press release and additional information regarding SkyWest, Inc. can be accessed at www.skywest.com.

In addition to historical information, this release contains forward-looking statements.  SkyWest may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest's beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the failure to successfully operate as anticipated under the terms of the Delta Connection, United Express and Midwest Connect Agreements; the impact of negotiations with ASA’s organized labor forces and the impact of the costs of such labor forces on SkyWest’s operations and financial condition; and the challenges of competing successfully in a highly competitive and rapidly changing industry.  Other factors that may cause actual results to vary from SkyWest’s expectations include developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between SkyWest and its major partners regarding their contractual relationships; variations in market and economic conditions; the impact of global instability, including the continued impact of the United States military presence in foreign countries, the September 11, 2001 terrorist attacks and the potential impact of future hostilities, terrorist attacks or other global events; employee relations and labor costs; ability to attract and retain qualified labor; rapidly escalating fuel costs; the degree and nature of competition; potential fuel shortages in markets where SkyWest Airlines or ASA operates; the impact of weather-related or other natural disasters on air travel and airline costs; the ability of SkyWest Airlines and ASA to expand services in new and existing markets and to maintain profit margins in the face of pricing pressures; aircraft deliveries; SkyWest’s ability to obtain financing; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including the section of SkyWest’s Annual Report on form 10-K, entitled “Risk Factors.”